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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of our report dated April 14, 2004 relating to the Statement of Revenues and Certain Expenses of Woodall Rodgers Property, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
May 11, 2004